UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 30, 2020

NELNET, INC.
(Exact name of registrant as specified in its charter)

Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street, Suite 100
Lincoln,	Nebraska	68508
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (402) 458-2370
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, Par Value $0.01 per Share	NNI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 7.01 Regulation FD Disclosure.

On April 2, 2020, Nelnet, Inc. (the “Company”) issued a press release announcing the U.S. Department of Education, Office of Federal Student Aid (the “Department”) notified the Company that the Company’s proposal in response to the Enhanced Processing Solution (“EPS”) component of the Department’s Next Generation Financial Servicing Environment (“NextGen”) contract procurement process has been determined to be outside of the competitive range and will receive no further consideration for an award. A copy of the press release is furnished as Exhibit 99.1 to this report.

The above information and Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On March 30, 2020, the Company received a letter from the Department notifying the Company that the Company’s proposal in response to the EPS component of the Department’s NextGen contract procurement process has been determined to be outside of the competitive range and will receive no further consideration for an award. EPS is the technology system and certain processing functions the Department plans to use under NextGen to service the Department’s student loan customers. The Company has requested a debriefing by the Department and the Company intends to file a protest challenging the decision.

The Department’s NextGen contract procurement process is comprised of solicitations, including EPS and Business Process Operations (“BPO”), which will make up a new framework for the servicing of all of the student loans owned by the Department. BPO is the back office and call center operational functions for servicing the Department’s student loan customers. The Company also responded to the BPO component, for which the Department has not yet made an award, and the Company cannot predict the timing, nature, or outcome of the BPO component.

Nelnet Servicing, LLC (“Nelnet Servicing”) and Great Lakes Educational Loan Services, Inc. (“Great Lakes”), both subsidiaries of the Company, have existing contracts with the Department to provide servicing for student loans owned by the Department. As of December 31, 2019, Nelnet Servicing was servicing $183.8 billion of student loans for 5.6 million borrowers under its contract, and Great Lakes was servicing $240.0 billion of student loans for 7.4 million borrowers under its contract. Those contracts currently provide for expiration on December 14, 2020, with two potential six-month extensions at the Department’s discretion. If the Department’s NextGen EPS decision stands, Nelnet Servicing and Great Lakes will eventually be required to migrate these portfolios onto another provider’s system after an award is made, and the Company would ultimately need to restructure the Company’s loan servicing segment for long-term success. If the Company is awarded a BPO contract for operational services, it would mitigate the impact of not being awarded the EPS component.

The foregoing discussion under this Item 8.01 includes forward-looking statements that involve risks and uncertainties. In connection therewith, see the discussion below under the caption “Forward-looking and cautionary statements,” which is incorporated under this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are furnished or filed as part of this report:

Exhibit No.	Description

99.1*	Press Release dated April 2, 2020 - "Nelnet Issues Statement Regarding Department of Education NextGen Enhanced Processing Solution Proposal."

104**	Cover Page Interactive Data File (formatted as Inline XBRL and included as Exhibit 101).

* Furnished herewith
** Filed herewith

Forward-looking and cautionary statements

This report contains forward-looking statements that involve risks and uncertainties. The words “anticipate,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. These statements are based on management's current expectations as of the date of this report and are subject to known and unknown risks and uncertainties that may cause actual results or performance to differ materially from those expressed or implied by the forward-looking statements. Such risks include, but are not limited to: the pending and uncertain nature of the reported government contract procurement process, including the possibility that awards may be challenged by various interested parties and may not be finalized within the currently anticipated time frame or at all; the uncertain timing and nature of the outcome of the Company’s intended protest of the reported decision by the government as to the Company’s proposal for the EPS component; risks to the Company related to the Department's initiatives to procure other new contracts for federal student loan servicing, including the risk that the Company or Company teams may not be successful in obtaining any of such other contracts; risks and uncertainties from changes in the credit and services marketplace resulting from changes in applicable laws, regulations, government programs, budgets and annual appropriations, and other factors; cybersecurity risks, including potential disruptions to systems, disclosure of confidential information, and/or damage to reputation resulting from cyber-breaches; risks from changes in economic conditions and consumer behavior due to, among other things, the emergence of widespread health emergencies or pandemics; and other risks and uncertainties set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. All forward-looking statements contained in this report are qualified by these cautionary statements and are made only as of the date of this report. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company’s expectations, the Company disclaims any commitment to do so except as required by securities laws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 2, 2020
NELNET, INC.
By: /s/ JAMES D. KRUGER
Name: James D. Kruger
Title: Chief Financial Officer